Exhibit 99.1

Dynatrace Reports Fourth Quarter and Full Year Fiscal 2023 Financial Results
Adjusted ARR growth of 29% year-over-year

WALTHAM, Mass., May 17, 2023 - Dynatrace (NYSE: DT), the leader in unified observability and security, today announced financial results for the fourth quarter and full year ended March 31, 2023.

“Dynatrace delivered a great finish to the year with strong fourth quarter results that exceeded expectations across the board, demonstrating the durability of our business model,” said Rick McConnell, Chief Executive Officer. “Observability is quickly moving from optional to mandatory as customers look to tame the explosion of data and increased complexity that's driven by their cloud migration and digital transformation initiatives. As we begin fiscal 2024, we remain focused on driving innovation to meet customers' evolving needs, managing the business prudently, and investing thoughtfully in strategic priorities to capture the substantial opportunities we see ahead.”

All growth rates are compared to the fourth quarter and full year of fiscal 2022 unless otherwise noted.

Fourth Quarter Fiscal 2023 Financial Highlights:
•Total ARR of $1,247 million, Adjusted ARR growth of 29% year-over-year
•Total Revenue of $314 million, up 27% on a constant currency basis
•Subscription Revenue of $293 million, up 28% on a constant currency basis
•GAAP Operating Income of $19 million and Non-GAAP Operating Income of $78 million
•GAAP EPS of $0.27 and non-GAAP EPS of $0.31, on a dilutive basis

Full Year Fiscal 2023 Financial Highlights:
•Total Revenue of $1,159 million, up 29% on a constant currency basis
•Subscription Revenue of $1,083 million, up 29% on a constant currency basis
•GAAP Operating Income of $93 million and Non-GAAP Operating Income of $292 million
•GAAP EPS of $0.37 and non-GAAP EPS of $0.97, on a dilutive basis
•GAAP Operating Cash Flow of $355 million and Free Cash Flow of $333 million

Business Highlights:
•Platform Expansion: Innovations from the last quarter include an expanded GrailTM data lakehouse and a new user experience for Dynatrace products, both designed to enable exploratory analytics and deliver precise answers and intelligent automation from petabytes of unified observability and security data. In addition, the new Dynatrace AutomationEngine and AppEngine allow customers to automate nearly unlimited BizDevSecOps workflows and easily build custom, compliant, and data-driven apps and integrations.

•Analyst Recognition: The 2023 GigaOm Radar for Cloud Observability Solutions recently named Dynatrace a "Leader" and positioned the company as the closest of all vendors to the center of the radar. Enterprise Management Associates (EMA) recognized Dynatrace as one of the top ten leading security visionaries exhibiting at the 2023 RSA Conference.

•Expanded Partnerships: In fiscal 2023, business transacted through hyperscaler partners, including AWS, Google Cloud, and Microsoft Azure, led to several seven-figure deals in the fourth quarter. New business transacted through our largest hyperscaler partner grew by more than 80% compared to last year. In addition, we commenced the rollout of Dynatrace to DXC PlatformX customers, with many expected to migrate within the next 12 months. In Q4, we also saw continued expansion of our customer relationship with a major global system integrator (GSI). In addition to using the Dynatrace platform to power its observability practice, this GSI also uses Dynatrace for its internal observability and digital transformation initiatives.

Fourth Quarter 2023 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Key Operating Metric:
Annualized recurring revenue (ARR)	$1,246,681	$995,121
Year-over-Year Increase	25%
Year-over-Year Increase - constant currency	28%
Adjusted ARR Growth	29%

Revenue:
Total revenue	$314,475	$252,585
Year-over-Year Increase	25%
Year-over-Year Increase - constant currency (*)	27%

Subscription revenue	$293,314	$234,976
Year-over-Year Increase	25%
Year-over-Year Increase - constant currency (*)	28%

GAAP Financial Measures:
GAAP operating income	$19,431	$17,629
GAAP operating margin	6%	7%

GAAP net income	$80,293	$929

GAAP net income per share - diluted	$0.27	$0.00

GAAP shares outstanding - diluted	293,917	290,339

Net cash provided by operating activities	$120,427	$88,305

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$77,935	$57,656
Non-GAAP operating margin (*)	25%	23%

Non-GAAP net income (*)	$92,459	$48,287

Non-GAAP net income per share - diluted (*)	$0.31	$0.17

Non-GAAP shares outstanding - diluted (*)	293,917	290,339

Free Cash Flow (*)	$114,512	$82,378

Full Year 2023 Financial Highlights
(Unaudited – In thousands, except per share data)

	Year Ended March 31,
	2023	2022
Revenue:
Total revenue	$1,158,530	$929,445
Year-over-Year Increase	25%
Year-over-Year Increase - constant currency (*)	29%

Subscription revenue	$1,083,330	$870,439
Year-over-Year Increase	24%
Year-over-Year Increase - constant currency (*)	29%

GAAP Financial Measures:
GAAP operating income	$92,811	$81,307
GAAP operating margin	8%	9%

GAAP net income	$107,959	$52,451

GAAP net income per share - diluted	$0.37	$0.18

GAAP shares outstanding - diluted	291,617	290,903

Net cash provided by operating activities	$354,885	$250,917

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$291,791	$233,766
Non-GAAP operating margin (*)	25%	25%

Non-GAAP net income (*)	$282,224	$197,502

Non-GAAP net income per share - diluted (*)	$0.97	$0.68

Non-GAAP shares outstanding - diluted (*)	291,617	290,903

Free Cash Flow (*)	333,345	233,222
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our website at https://ir.dynatrace.com.

Financial Outlook
Based on information available as of May 17, 2023, Dynatrace is issuing guidance for the first quarter and full year fiscal 2024 in the table below. This guidance is based on foreign exchange rates as of April 28, 2023. The total foreign exchange tailwind for fiscal 2024 is expected to be approximately $10 million on ARR and $13 million on revenue. Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.

All growth rates are compared to the first quarter and full year of fiscal 2023 unless otherwise noted.

(In millions, except per share data)	First Quarter Fiscal 2024	Full Year Fiscal 2024
ARR	-	$1,475 - $1,490
As reported	-	18% - 20%
Constant currency	-	18% - 19%
Total revenue	$325 - $328	$1,388 - $1,406
As reported	22% - 23%	20% - 21%
Constant currency	22% - 23%	19% - 20%
Subscription revenue	$306 - $309	$1,311 - $1,327
As reported	23% - 24%	21% - 22%
Constant currency	23% - 24%	20% - 21%
Non-GAAP operating income	$76.5 - $78.5	$348 - $358
Non-GAAP operating margin	23.5% - 24%	25% - 25.5%
Non-GAAP net income	$64 - $66	$295 - $307
Non-GAAP net income per diluted share	$0.22	$0.98 - $1.02
Diluted weighted average shares outstanding	296 - 297	300 - 301
Free cash flow	-	$303 - $312
Free cash flow margin	-	22%

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per share and free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook at 8:00 a.m. Eastern Time today, May 17, 2023. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with event confirmation #: 13737836. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on May 31, 2023, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering event confirmation #: 13737836. In addition, an archived webcast will be available at ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Annual Recurring Revenue (“ARR”) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Adjusted ARR is defined as ARR excluding the impact of foreign exchange rate fluctuations that occurred over the trailing twelve month period. This calculation also excludes the headwind associated with the Dynatrace® perpetual license ARR that rolled off in the trailing twelve month period.
Adjusted ARR Growth is defined as year-over-year growth in Adjusted ARR divided by ARR as reported.
Constant Currency amounts for ARR, Total Revenue and Subscription Revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.

Dollar-Based Gross Retention Rate is defined as the ARR from all customers as of one year prior, less contraction and customer churn, divided by the total ARR from one year prior. This metric reflects the percentage of ARR from all customers as of the year prior that has been retained.

Dollar-Based Net Retention Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. Our dollar-based net retention rate reflects customer renewals, expansion, contraction and churn, and excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform. Effective the first quarter of fiscal year 2023, we began to exclude the headwind associated with the Dynatrace perpetual license ARR given diminishing impact of perpetual license ARR. We believe that eliminating the perpetual license headwind results in a dollar-based net retention rate metric that better reflects Dynatrace’s ability to expand existing customer relationships. Dollar-based net retention rate is presented on a constant currency basis.

Dynatrace Customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures (reflected as "purchase of property and equipment" in our financial statements).

About Dynatrace
Dynatrace exists to make the world’s software work perfectly. Our unified platform combines broad and deep observability and continuous runtime application security with the most advanced AIOps to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That is why the world’s largest organizations trust Dynatrace® to accelerate digital transformation.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Mr. McConnell's remarks and statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial outlook for the first quarter and full year of fiscal 2024. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs; the ability of our platform and solutions to effective interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our most recent Form 10-Q filed on February 1, 2023 and our other SEC filings, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, which we plan to file later this month. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
	(unaudited)
Revenue:
Subscription	$293,314	$234,976	$1,083,330	$870,439
Service	21,161	17,609	75,200	59,006
Total revenue	314,475	252,585	1,158,530	929,445
Cost of revenue:
Cost of subscription	39,052	31,245	144,445	111,646
Cost of service	16,618	12,796	62,882	45,717
Amortization of acquired technology	3,895	3,875	15,564	15,513
Total cost of revenue	59,565	47,916	222,891	172,876
Gross profit	254,910	204,669	935,639	756,569

Operating expenses:
Research and development (1)	61,502	42,833	218,349	156,342
Sales and marketing (1)	124,702	101,300	448,015	362,116
General and administrative (1)	42,546	35,368	150,031	126,622
Amortization of other intangibles	6,573	7,539	26,292	30,157
Restructuring and other	156	—	141	25
Total operating expenses	235,479	187,040	842,828	675,262
Income from operations	19,431	17,629	92,811	81,307
Interest income (expense), net	4,066	(2,234)	(3,409)	(10,192)
Other income, net	2,412	1,889	565	544
Income before income taxes	25,909	17,284	89,967	71,659
Income tax benefit (expense)	54,384	(16,355)	17,992	(19,208)
Net income	$80,293	$929	$107,959	$52,451
Net income per share:
Basic	$0.28	$0.00	$0.38	$0.18
Diluted	$0.27	$0.00	$0.37	$0.18
Weighted average shares outstanding:
Basic	289,751	285,349	287,700	284,161
Diluted	293,917	290,339	291,617	290,903
(1) During the three months ended March 31, 2023, we began allocating depreciation expense to operating expenses based upon location and headcount, whereas previously it was included primarily in general and administrative expense. This has been retrospectively applied to the twelve months ended March 31, 2023.
SHARE-BASED COMPENSATION

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
	(unaudited)
Cost of revenue	$4,973	$3,321	$18,383	$12,863
Research and development	12,067	5,985	41,406	21,316
Sales and marketing	13,748	9,470	51,147	35,957
General and administrative	11,233	8,810	35,938	29,400
Total share-based compensation expense	$42,021	$27,586	$146,874	$99,536

DYNATRACE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$555,348	$462,967
Accounts receivable, net	442,518	350,666
Deferred commissions, current	83,029	62,601
Prepaid expenses and other current assets	37,289	72,188
Total current assets	1,118,184	948,422
Property and equipment, net	53,576	45,271
Operating lease right-of-use asset, net	68,074	58,849
Goodwill	1,281,812	1,281,876
Other intangible assets, net	63,599	105,736
Deferred tax assets, net	79,822	28,106
Deferred commissions, non-current	86,232	63,435
Other assets	14,048	9,615
Total assets	$2,765,347	$2,541,310

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$21,953	$22,715
Accrued expenses, current	188,380	141,556
Deferred revenue, current	811,058	688,554
Operating lease liabilities, current	15,652	12,774
Total current liabilities	1,037,043	865,599
Deferred revenue, non-current	34,423	25,783
Accrued expenses, non-current	29,212	19,409
Operating lease liabilities, non-current	59,520	52,070
Deferred tax liabilities	280	85
Long-term debt, net	—	273,918
Total liabilities	1,160,478	1,236,864
Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 290,411,108 and 286,053,276 shares issued and outstanding at March 31, 2023 and 2022, respectively	290	286
Additional paid-in capital	1,989,797	1,792,197
Accumulated deficit	(353,389)	(461,348)
Accumulated other comprehensive loss	(31,829)	(26,689)
Total shareholders' equity	1,604,869	1,304,446
Total liabilities and shareholders' equity	$2,765,347	$2,541,310

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$107,959	$52,451
Adjustments to reconcile net income to cash provided by operations:
Depreciation	12,541	10,638
Amortization	42,070	46,238
Share-based compensation	146,874	99,536
Loss on extinguishment of debt	5,925	—
Deferred income taxes	(53,534)	(12,401)
Other	988	1,486
Net change in operating assets and liabilities:
Accounts receivable	(94,910)	(108,848)
Deferred commissions	(45,191)	(29,533)
Prepaid expenses and other assets	26,753	(8,108)
Accounts payable and accrued expenses	58,680	35,946
Operating leases, net	1,186	1,353
Deferred revenue	145,544	162,159
Net cash provided by operating activities	354,885	250,917

Cash flows from investing activities:
Purchase of property and equipment	(21,540)	(17,695)
Acquisition of businesses, net of cash acquired	—	(13,195)
Net cash used in investing activities	(21,540)	(30,890)

Cash flows from financing activities:
Repayment of term loans	(281,125)	(120,000)
Debt issuance costs	(1,949)	—
Proceeds from employee stock purchase plan	17,806	13,913
Proceeds from exercise of stock options	32,939	25,489
Equity repurchases	(15)	(66)
Net cash used in financing activities	(232,344)	(80,664)

Effect of exchange rates on cash and cash equivalents	(8,620)	(1,358)

Net increase in cash and cash equivalents	92,381	138,005

Cash and cash equivalents, beginning of year	462,967	324,962
Cash and cash equivalents, end of year	$555,348	$462,967

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended March 31, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$59,565	$(4,973)	$(272)	$(3,895)	$—	$50,425
Gross profit	254,910	4,973	272	3,895	—	264,050
Gross margin	81%					84%
Research and development	61,502	(12,067)	(445)	—	—	48,990
Sales and marketing	124,702	(13,748)	(1,143)	—	(1,332)	108,479
General and administrative	42,546	(11,233)	(841)	—	(1,826)	28,646
Amortization of other intangibles	6,573	—	—	(6,573)	—	—
Restructuring and other	156	—	—	—	(156)	—
Operating income	$19,431	$42,021	$2,701	$10,468	$3,314	$77,935
Operating margin	6%					25%

	Three Months Ended March 31, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$47,916	$(3,321)	$(143)	$(3,875)	$—	$40,577
Gross profit	204,669	3,321	143	3,875	—	212,008
Gross margin	81%					84%
Research and development	42,833	(5,985)	(259)	—	—	36,589
Sales and marketing	101,300	(9,470)	(424)	—	—	91,406
General and administrative	35,368	(8,810)	(123)	—	(78)	26,357
Amortization of other intangibles	7,539	—	—	(7,539)	—	—
Restructuring and other	—	—	—	—	—	—
Operating income	$17,629	$27,586	$949	$11,414	$78	$57,656
Operating margin	7%					23%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Non-GAAP net income:
Net income	$80,293	$929
Income tax (benefit) expense	(54,384)	16,355
Non-GAAP effective cash tax	10,084	(7,543)
Interest (income) expense, net	(4,066)	2,234
Cash received from (paid for) interest, net	4,440	(1,826)
Share-based compensation	42,021	27,586
Employer payroll taxes on employee stock transactions	2,701	949
Amortization of other intangibles	6,573	7,539
Amortization of acquired technology	3,895	3,875
Transaction, restructuring, and other	3,314	78
Gain on currency translation	(2,412)	(1,889)
Non-GAAP net income	$92,459	$48,287

Share count:
Weighted-average shares outstanding - basic	289,751	285,349
Weighted-average shares outstanding - diluted	293,917	290,339

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	289,751	285,349
Weighted-average shares outstanding - diluted	293,917	290,339

Net income per share:
Net income per share - basic	$0.28	$0.00
Net income per share - diluted	$0.27	$0.00
Non-GAAP net income per share - basic	$0.32	$0.17
Non-GAAP net income per share - diluted	$0.31	$0.17

	Three Months Ended March 31,
	2023	2022
Free Cash Flow ("FCF"):
Net cash provided by operating activities	$120,427	$88,305
Purchase of property and equipment	(5,915)	(5,927)
FCF	$114,512	$82,378

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Year Ended March 31, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$222,891	$(18,383)	$(798)	$(15,564)	$(380)	$187,766
Gross profit	935,639	18,383	798	15,564	380	970,764
Gross margin	81%					84%
Research and development (1)	218,349	(41,406)	(1,704)	—	—	175,239
Sales and marketing (1)	448,015	(51,147)	(2,338)	—	(1,332)	393,198
General and administrative (1)	150,031	(35,938)	(1,351)	—	(2,206)	110,536
Amortization of other intangibles	26,292	—	—	(26,292)	—	—
Restructuring and other	141	—	—	—	(141)	—
Operating income	$92,811	$146,874	$6,191	$41,856	$4,059	$291,791
Operating margin	8%					25%
(1) During the three months ended March 31, 2023, we began allocating depreciation expense to operating expenses based upon location and headcount, whereas previously it was included primarily in general and administrative expense. This has been retrospectively applied to the year ended March 31, 2023.

	Year Ended March 31, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$172,876	$(12,863)	$(1,059)	$(15,513)	$—	$143,441
Gross profit	756,569	12,863	1,059	15,513	—	786,004
Gross margin	81%					85%
Research and development	156,342	(21,316)	(1,879)	—	—	133,147
Sales and marketing	362,116	(35,957)	(2,305)	—	—	323,854
General and administrative	126,622	(29,400)	(701)	—	(1,284)	95,237
Amortization of other intangibles	30,157	—	—	(30,157)	—	—
Restructuring and other	25	—	—	—	(25)	—
Operating income	$81,307	$99,536	$5,944	$45,670	$1,309	$233,766
Operating margin	9%					25%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Year Ended March 31,
	2023	2022
Non-GAAP net income:
Net income	$107,959	$52,451
Income tax (benefit) expense	(17,992)	19,208
Non-GAAP effective cash tax	(13,370)	(27,889)
Interest expense, net	3,409	10,192
Cash received from (paid for) interest, net	3,803	(8,375)
Share-based compensation	146,874	99,536
Employer payroll taxes on employee stock transactions	6,191	5,944
Amortization of other intangibles	26,292	30,157
Amortization of acquired technology	15,564	15,513
Transaction, restructuring, and other	4,059	1,309
Gain on currency translation	(565)	(544)
Non-GAAP net income	$282,224	$197,502

Share count:
Weighted-average shares outstanding - basic	287,700	284,161
Weighted-average shares outstanding - diluted	291,617	290,903

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	287,700	284,161
Weighted-average shares outstanding - diluted	291,617	290,903

Net income per share:
Net income per share - basic	$0.38	$0.18
Net income per share - diluted	$0.37	$0.18
Non-GAAP net income per share - basic	$0.98	$0.70
Non-GAAP net income per share - diluted	$0.97	$0.68

	Year Ended March 31,
	2023	2022
Free Cash Flow ("FCF"):
Net cash provided by operating activities	$354,885	$250,917
Purchase of property and equipment	(21,540)	(17,695)
FCF	333,345	233,222

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com